Exhibit 99.1

FOR IMMEDIATE RELEASE MEDIA CONTACT: Jennifer Osuna WorldGate 704-260-3375 jennifer@wgate.com

WorldGate Announces New Corporate Headquarters Location

Company growth and continuous innovation drive move to new building.

TREVOSE, Pa. (March 24, 2010) WorldGate (OTCBB: WGAT.OB), a leading provider of digital voice and video phone services and next generation video phones, has announced its plans to relocate its corporate headquarters to a larger, state-of-the-art office space within Trevose, Pa.

The new office at Horizon Corporate Center will provide WorldGate with room for its anticipated growth, and the custom-built office layout will fully integrate the latest in digital video phone technologies for engineering development.

“Our new corporate headquarters will offer WorldGate the flexibility that we need as we expand as a company,” said George E. Daddis, Jr., Chief Executive Officer of WorldGate. “This is a fantastic building that truly represents the company we are establishing,” Daddis said. “With customized specifications and the ability to integrate engineering labs, this office space will allow us to continue the growth of our product development as well as sales, services and administration infrastructures.”

The company’s new headquarters at Horizon Corporate Center, located approximately 30 minutes from Philadelphia, will house WorldGate’s corporate and engineering staff. In addition to modern workspaces, the new office features multiple engineering labs where WorldGate will continue to design and develop innovative digital video phones featuring high quality, real-time, two-way video. The labs are designed for research and development, system integration, interoperability testing, quality control and assurance, acoustics engineering, and certification management.

The move is expected to take place in August 2010.

Horizon Corporate Center is the largest LEED designed corporate campus in suburban Philadelphia. For more information, go to http://www.oneillproperties.com/land/detail.php?id=3.

About WorldGate

Founded in 1996, WorldGate is a leading provider of digital voice and video phone services and next generation video phones. In today’s increasingly busy world where family and friends are spread throughout the globe, WorldGate unites the lives of people in an effortless and affordable way using next generation video communications technologies. In addition to offering the latest in video technology, WorldGate also provides a turn-key communication services platform supplying complete back-end support services with best-in-class customer service. WorldGate designs and develops innovative digital video phones featuring high quality, real-time, two-way video. This unique combination of functional design, advanced technology and use of IP broadband networks provides true-to-life video communication. As a result, WorldGate brings family and friends closer together by offering a new way to experience communication—through an immediate video connection allowing them to instantly hear and see each other for a face-to-face conversation. For more information, please visit www.wgate.com.

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This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology "may," "plans," "expects," "anticipates," "forecasts," and expressions which otherwise reflect something other than historical fact (including whether the landlord will have the leased space available for occupancy by August 2010 and whether the build-out of the leased space will conform to the company’s specifications) are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the ability of the landlord to obtain a building permit and the necessary financing to perform the build-out, construction delays and the factors described in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.